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                                                                    EXHIBIT 10.3


                  PACIFIC LIFE AND ACCIDENT  INSURANCE COMPANY

                            SURPLUS DEBENTURE  NO. 6

$55,000,000                                                        July 24, 1996

FOR VALUE RECEIVED, Pacific Life and Accident Insurance Company, a Texas life insurance corporation ("Pacific"), subject to the terms, conditions, restrictions, and limitations contained herein, promises to pay to the order of PennCorp Financial Group, Inc. Corporation, a Delaware corporation ("PennCorp"), or to any subsequent holder hereof (the "Holder"), the principal sum of Fifty-Five Million Dollars ($55,000,000) together with interest on the unpaid balance thereof at a rate (the "Rate") equal to the sum of (i) two and one-half percent (2.5%) per annum and (ii) the rate of interest required by that certain Credit Agreement, dated as of July, 1996, among PennCorp as borrower, ING Capital (U.S.) Corporation, as administrative agent, and the other lenders party thereto, (together will all amendments, renewals, extensions or refinancings thereof, the "Loan Agreement"). In respect to the Loan (as defined in the Loan Agreement) made to PennCorp, it is understood that the rate of interest with respect to the Loan may vary from time to time by operation of law or under the terms and conditions of the Loan Agreement. Each change in the interest rate applicable to the Loan shall cause a corresponding change in the calculation of the Rate, effective as of the time and date of such change in the interest rate applicable to the Loan, without any notice to Pacific or further action by the Holder. In the event the Loan is repaid in full prior to the full repayment of the Surplus Debenture, the Rate shall become 10% at that time.

Interest on this Surplus Debenture will be payable on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on March 31, 1997 and continuing until the entire principal amount of this Surplus Debenture is paid in full. Both principal of and interest on this Surplus Debenture will be due and payable in the following manner at the offices of the Holder.

1. On or before each Interest Payment Date, Pacific will calculate the Surplus of Pacific (as hereinafter defined) as of the most recent date practicable, but in no event prior to the end of the immediately preceding calendar quarter (each such date being hereinafter referred to as a "Calculation Date").

2. On each Interest Payment Date, Pacific will pay the Holder the amount of accrued but unpaid interest on the unpaid principal balance of this Surplus Debenture to the extent the Surplus of Pacific exceeds $1.2 million as of the Calculation Date immediately prior to such Interest Payment Date.

3. If, as of any Calculation Date, the Surplus of Pacific does not exceed $1.2 million by an amount sufficient to pay all accrued but unpaid interest on this Surplus Debenture, the remaining accrued but unpaid interest (together with interest thereon at the Rate) shall be





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         payable on the next Interest Payment Date to the extent the Surplus of
         Pacific exceeds $1.2 million as of the Calculation Date immediately prior to such next Interest Payment Date.

4. Pacific will pay to the Holder on the dates set forth below (a"Principal Payment Date") the amounts of principal set forth below or such lesser amount as may be paid hereunder, together with all accrued but unpaid interest, to the extent the Surplus of Pacific exceeds $1.2 million as of the most recent Calculation Date:


         Payment Date                     Principal Amount Each Date
         ------------                     --------------------------
         March 31, 1997                          $ 6,000,000
         September 30, 1997                        6,000,000
         March 31, 1998                            6,000,000
         September 30, 1998                        6,000,000
         March 31, 1999                            2,500,000
         September 30, 1999                        2,500,000
         March 31, 2000                            2,500,000
         September 30, 2000                        2,500,000
         March 31, 2001                            2,500,000
         September 30, 2001                        2,500,000
         March 31, 2002                            2,500,000
         September 30, 2002                        2,500,000
         March 31, 2003                            3,000,000
         September 30, 2003                        8,000,000

5. If on a Principal Payment Date, the Surplus of PLAIC does not exceed $1.2 million by an amount sufficient to pay to the Holder the principal amount due, together with all accrued but unpaid interest on this Surplus Debenture, the remaining unpaid portion of such principal amount and such interest (together with interest thereon at the Rate) shall be payable thereafter at such time or from time to time as the Surplus of PLAIC exceeds $1.2 million.

6. For purposes of this Surplus Debenture, the term "Surplus of PLAIC" shall mean the remainder obtained after subtracting the carrying value of the insurance subsidiaries of PLAIC from the sum of:

                 a.       "common capital stock" of PLAIC;

                 b.       "gross paid-in and contributed surplus" of PLAIC;

                 c.       "unassigned surplus" of PLAIC;

                 d.       "special surplus" of PLAIC;





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                 e.       any amounts required to be carried as liabilities
                          with respect to outstanding surplus debentures issued by PLAIC; and

                 f. surplus evidenced by surplus debentures of PLAIC which is not included in clauses a-e of this paragraph 6.

         The items listed in clauses a-f of this paragraph 6 will be calculated in accordance with the accounting practices required or permitted by the Texas Department of Insurance ("Texas Department") for inclusion in the Annual Statement of PLAIC filed with the Texas Department as of December 31 of each year.

7. The obligation of PLAIC to pay this Surplus Debenture will not otherwise be or constitute a liability of PLAIC or a claim against any of its assets except in the event of the liquidation of PLAIC, and in no event will this Surplus Debenture be considered or treated as a current or fixed liability or obligation of PLAIC under the Texas insurance laws and the regulations thereunder except to the extent that a payment of principal or interest becomes due and payable hereunder or to the extent otherwise required by Texas law.

8. In the event of the liquidation of PLAIC, this Surplus Debenture will become immediately due and payable and will be superior to and in preference of the rights and claims of the shareholders of PLAIC; provided, however, that to the extent required by applicable law, all obligations, rights and claims hereunder are expressly subordinated to the claims of (a) policyholders, insureds, and beneficiaries under insurance contracts or policies issued by PLAIC and (b) any supervisor, conservator or receiver of PLAIC appointed by the Commissioner of Insurance of the State of Texas.

9. All payments made hereunder will be credited first to accrued but unpaid interest, if any, and the balance of such payment will be credited to the principal amount hereof.

10. As a condition to the consolidation or merger of PLAIC into another corporation or the sale of all or substantially all of PLAIC's assets to any other corporation, the corporation into which PLAIC is consolidated or merged or to which the assets of PLAIC are transferred shall unconditionally assume the liability of PLAIC hereunder.

11. By acceptance and as a part of the consideration for the issuance hereof, the Holder expressly acknowledges that it has been informed and has knowledge that this Surplus Debenture has not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and that PLAIC has issued this Surplus Debenture for investment purposes and not with a view toward a public distribution hereof and that this Surplus Debenture may not be sold or otherwise transferred in the absence of an effective registration statement with respect hereto or an exemption from registration under the Securities Act of 1933, as amended, or any other applicable securities laws.





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12.      If this Surplus Debenture is collected through judicial proceedings,
         PLAIC agrees, subject to conditions and restrictions contained herein, to pay all reasonable legal fees and disbursements incurred by the Holder in connection with such collection.

13. This Surplus Debenture may be prepaid in whole or in part at any time or from time to time without premium or penalty to the extent that the Surplus of PLAIC exceeds $1.2 million on the most recent Calculation Date before the date of any proposed prepayment.

14. This Surplus Debenture will be governed by and construed in accordance with the laws of the State of Texas.

15. It being the intention of the parties hereto to conform strictly to the applicable usury laws of the State of Texas, all agreements between PLAIC and PennCorp whether now or hereafter arising and whether written or oral, are here expressly limited so that in no event, whether by reason of acceleration of the maturity of any amount owed hereunder or otherwise, shall the amount paid or agreed to be paid to PennCorp for the use, forbearance or retention of money hereunder or otherwise exceed the maximum amount permissible under applicable law (the "Maximum Lawful Amount"). If fulfillment of any provision hereof, at the time performance of such provision shall be due, shall cause the amount of interest applicable to this Surplus Debenture to exceed the Maximum Lawful Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the extent necessary to cause the amount of interest applicable to this Surplus Debenture not to exceed the Maximum Lawful Amount; and if the holder of this Surplus Debenture shall ever receive anything of value deemed interest under applicable law that would cause the interest applicable to this Surplus Debenture to exceed the Maximum Lawful Rate, an amount equal to the portion of such interest in excess of the Maximum Lawful Rate shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid principal amount hereof, such excess shall be promptly refunded to PLAIC by the holder hereof. All sums paid or agreed to be paid to the holder of this Surplus Debenture for the use, forbearance or retention of the indebtedness of PLAIC shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that interest on account of such indebtedness is uniform throughout the full term thereof. The provisions of this paragraph shall control agreements between PLAIC and the holder of this Surplus Debenture.

16.      PennCorp may assign its rights hereunder to any person or entity
         without the consent of PLAIC.   This Surplus Debenture will inure to
         the benefit of PLAIC and its successors and assignees.
         Notwithstanding the above, this Surplus Debenture is registered as to both principal and any stated interest with PLAIC and transfer of the Surplus Debenture may be effected only by surrender of the old instrument and either the reissuance by PLAIC of a new instrument to the new holder or the issuance by PLAIC of a new instrument to the new holder. No transfer of any ownership interest in this Surplus Debenture shall be made unless such transfer is permitted under Texas insurance law and PLAIC and PennCorp shall comply





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         with all regulatory and legal limitations and requirements in connection with any transfer of this Surplus Debenture.

17. To the extent required by Texas law, PLAIC will notify the Texas Department of the payment of principal and interest under this Surplus Debenture.


IN WITNESS WHEREOF, PLAIC has caused this Surplus Debenture to be duly executed as of July 24, 1996.




                                     PACIFIC LIFE AND ACCIDENT INSURANCE COMPANY



                                     By: /s/ ROSS A. MARAZZO
                                         ---------------------------------------

                                         Name: Ross A. Marazzo
                                         ---------------------------------------

                                         Title: Vice President, Regulatory and
                                                Corporate Compliance





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